EXHIBIT 23.1

Messineo & Co., CPAs LLC 2471 N McMullen Booth Road, Suite 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 19, 2014 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended June 30, 2014 of Quantum Materials Corp., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

Messineo & Co., CPAs, LLC

Clearwater, Florida

September 30, 2014